Exhibit 21.1
ESAB Corporation
Subsidiaries of the Registrant

Entity Name	Country
Agridzaar Limited	Cyprus
AS ESAB	Norway
Canadian Cylinder Company Ltd.	Canada
CAST Limited	United Kingdom
Central Mining Finance Limited	United Kingdom
Charter Central Finance Limited	United Kingdom
Charter Central Services Limited	United Kingdom
Charter Consolidated Holdings Limited	United Kingdom
Charter Consolidated Limited	United Kingdom
Charter International Limited	Jersey
Charter Limited	United Kingdom
Charter Pension Trustee Limited	United Kingdom
Cigweld Pty Ltd.	Australia
CLFX Sweden CV	Netherlands
Colfax (Wuxi) Pump Company Limited	China
Colfax Fluid Handling Finance Limited	Republic of Ireland
Colfax Jersey Finance Limited	Jersey
Colfax UK Holdings Limited	United Kingdom
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
Conarco Alambres y Soldaduras SA	Argentina
Condor Equipamentos Industriais Ltda	Brazil
EMSA Holdings Inc.	United States
ESAB AB	Sweden
ESAB Africa Welding and Cutting (Proprietary) Limited	South Africa
ESAB ApS	Denmark
ESAB Arabia Company Limited	Saudi Arabia
ESAB Asia/Pacific Pte.Ltd.	Singapore
ESAB Bangladesh Private Limited	Bangladesh
ESAB Bulgaria EAD	Bulgaria
ESAB CentroAmerica SA	Panama
ESAB Chile SPA	Chile
ESAB Comercio e Industria de Soldadura Lda	Portugal
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB Europe GmbH	Switzerland
ESAB Finance Holdings Limited	United Kingdom
ESAB Finance Holdings LLC	United States
ESAB France SAS	France
ESAB GCE Holdings AB	Sweden
ESAB Gesellschaft m.b.H.	Austria
ESAB Group (Ireland) Limited	Republic of Ireland
ESAB Group (UK) Limited	United Kingdom
ESAB Group Canada Inc.	Canada
ESAB Holdings Limited	United Kingdom
ESAB HUB LLC	United States
ESAB Iberica, S.A.U.	Spain
ESAB India Limited	India
ESAB Industria e Comercio Ltda	Brazil

ESAB International Holdings LLC	United States
ESAB Kazakhstan LLC	Kazakhstan
ESAB Kft.	Hungary
ESAB Limited (Thailand)	Thailand
ESAB Limited Liability Company	Russia
ESAB Mexico SA de CV	Mexico
ESAB Mexico Services SA de CV	Mexico
ESAB Middle East FZE	United Arab Emirates
ESAB Middle East LLC	United Arab Emirates
ESAB Nederland B.V.	Netherlands
ESAB Polska Sp. z.o.o.	Poland
ESAB Romania Trading SRL	Romania
ESAB Saldatura SpA	Italy
ESAB SeAH Corporation	South Korea
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Slovakia sro	Slovakia
ESAB Sp. z.o.o.	Poland
ESAB Sweden Holdings AB	Sweden
ESAB Ukraine LLC	Ukraine
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
ESAB Welding & Cutting GmbH	Germany
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China
ESAB Welding Products (Jiangsu) Co Limited	China
ESAB-Mor Welding Kft	Hungary
Evrador Trading Limited	Cyprus
EWAC Alloys Limited	India
Exelvia (Bermuda) Limited	Bermuda
Exelvia Cyprus Limited	Cyprus
Exelvia Group India BV	Netherlands
Exelvia Holding Limitada	Brazil
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Netherlands BV	Netherlands
Gas Control Equipment Iberica S.L.	Spain
Gas Control Equipment Limited	United Kingdom
Gas-Arc Group Limited	United Kingdom
GCE Gas Control Equipment (Shanghai) Co., Ltd.	China
GCE Gas Control Equipment S.A. de C.V.	Mexico
GCE Gas Control Equipment, Inc.	United States
GCE GmbH	Germany
GCE Group AB	Sweden
GCE Hungaria Kft.	Hungary
GCE India Private Ltd.	India
GCE Krass LLC	Russia
GCE Latin America SA	Panama
GCE Mujelli S.p.A.	Italy
GCE Norden AB	Sweden
GCE Portugal Unipessoal LDA	Portugal
GCE Romania s.r.l.	Romania
GCE S.A.S.	France

GCE Sales s.r.o.	Czech Republic
GCE Sp. z.o.o.	Poland
GCE, s.r.o.	Czech Republic
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany
Howden North America Inc.	United States
HTP Beteiligungs AG	Switzerland
Imo Holdings, LLC	United States
Imo Industries LLC	United States
Jinan Red Hawk International Trading Co., Ltd.	China
MT FOREIGN HOLDINGS, INC.	United States
NV E.S.A.B.	Belgium
Ohio Medical, LLC	United States
Oy ESAB	Finland
OZAS-ESAB Sp. z o.o.	Poland
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
SAGER S.A.S.	Colombia
Shawebone Holdings Inc.	United States
SIAM ESAB Welding & Cutting Limited	Thailand
Soldaduras West Arco S.A.S.	Colombia
Soldex Holdings I LLC	United States
Soldex S.A.	Peru
SUMIG Solucoes Para Solda E Corte LTDA	Brazil
SUMIG USA Corporation	United States
Swift-Cut Automation Limited	United Kingdom
Swift-Cut Europe BV	Netherlands
TBI Industries GmbH	Germany
TBI Shandong Industries Co., Ltd.	China
The British South Africa Company	United Kingdom
The Central Mining & Investment Corporation Limited	United Kingdom
The ESAB Group, Inc.	United States
Therapy Equipment Limited	United Kingdom
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne de Mexico S.A. de C.V.	Mexico
Thermadyne South America Holdings Ltd.	Cayman Islands
Thermadyne Victor Ltda.	Brazil
Thermal Dynamics Europe Srl	Italy
Victor Equipment Company	United States
Victor Equipment de Mexico S.A. de C.V.	Mexico
Victor Technologies Asia SDN BHD	Malaysia
Victor Technologies Australia Pty Ltd.	Australia
Victor Technologies Group, Inc.	United States
Victor Technologies Holdings, Inc.	United States
Victor Technologies International, Inc.	United States
Warren Pumps LLC	United States
Welding & Cutting Products LLC	United States
Weldnote LDA	Portugal